EXHIBIT NO. 99.9(b)

                              LEGAL OPINION CONSENT



I consent to the incorporation by reference in this Post-Effective Amendment No. 32 to the Registration Statement (File Nos. 33-7637 and 811-4775) (the "Registration Statement") of MFS(R) Series Trust II (the "Trust"), of my opinion dated January 26, 1998, appearing in Post-Effective Amendment No. 24 to the Trust's Registration Statement, which was filed with the Securities and Exchange Commission on January 28, 1998.





                                        JAMES R. BORDEWICK, JR.
                                        ---------------------------------------
                                        James R. Bordewick, Jr.
                                        Assistant Secretary and Assistant Clerk

Boston, Massachusetts
July 26, 2002